Exhibit 99.1

Coeur Reports Strong Second Quarter Financial and Operating Results;

Provides Positive Update to 2012 Guidance

COEUR D’ALENE, Idaho - August 7, 2012 - Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM) produced 4.9 million ounces of silver and 63,047 ounces of gold during the second quarter, which resulted in $254.4 million in sales, $88.4 million in operating cash flow,1 and a $47.1 million increase in cash, cash equivalents and short-term investments to $200.3 million.

The Company expects to achieve the high-end of its 2012 silver and gold production guidance of 18.5 - 20.0 million silver ounces and 210,000 - 230,000 gold ounces. The Company also expects to achieve the low-end of its 2012 guidance for cash operating costs1 per silver ounce of $6.50 - $7.50.

Second Quarter Highlights

•	Silver production totaled 4.9 million ounces, equal to first quarter 2012 levels.

•	Gold production totaled 63,047 ounces, up 44% from the first quarter.

•	Net metal sales totaled $254.4 million, up 24% from the first quarter.

•

Operating cash flow[1] totaled $88.4 million, down 6% from the first quarter. Including changes in working capital, net cash from operating activities totaled $113.2 million compared to $17.0 million in the first quarter.

•	Consolidated cash operating costs[1] totaled $6.41 per silver ounce, up slightly from the first quarter.

•	Cash operating costs[1] per gold ounce declined 50% from the first quarter to $1,348 and are expected to reach $900 by year-end.

•

Adjusted earnings[1] totaled $28.0 million, or $0.31 per share, compared to $41.5 million, or $0.46 per share, in the first quarter. Net income totaled $23.0 million, or $0.26 per share, compared to $4.0 million, or $0.04 per share, in the first quarter.

•	Announced a share repurchase program of up to $100 million of the Company’s common stock and finalized a $100 million, four-year revolving credit facility.

•	Cash, cash equivalents and short-term investments totaled $200.3 million as of June 30, 2012, $47.1 million higher than March 31, 2012.

“The Company is performing according to plan, which is leading to strong financial performance,” said Mitchell J. Krebs, Coeur’s President and Chief Executive Officer. “The Board of Directors’ authorization in June to repurchase up to $100 million of the Company’s common stock reflects our confidence in the Company’s underlying cash flow and the long-term value the Company represents for shareholders,” he said.

“Our Kensington gold mine in Alaska nearly tripled its production and cut its operating costs per ounce in half during the second quarter with the mine’s return to full production, which represent key milestones for this important operation. We also saw higher silver and gold production levels and substantially lower costs at our Rochester mine in Nevada as a result of an expansion that took place in 2011. Our Palmarejo silver and gold mine in Mexico and our San Bartolomé silver mine in Bolivia both delivered consistent results during the second quarter. Despite industry-wide cost pressures, the Company delivered flat cash operating costs1 per ounce during the second quarter, due mostly to efficiency improvements achieved at its key operations,” Krebs said.

1.	EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Table 1: Financial Highlights (Unaudited)

US$ and silver ounces sold in millions (except per share amounts, average realized prices, and gold ounces sold)	2Q 2012	2Q 2011	Quarter Variance	YTD 2012	YTD 2011	YTD Variance
Sales of Metal	$254.4	$231.1	10%	$459.0	$430.7	7%
Production Costs	131.8	77.1	71%	224.4	169.6	32%
EBITDA (1)	102.6	137.0	(25%)	199.4	225.6	(12%)
Adjusted Earnings (1)	28.0	58.0	(52%)	69.4	95.6	(27%)
Adjusted Earnings Per Share(1)	$0.31	$0.65	(52%)	$0.77	$1.07	(28%)
Net Income	23.0	38.6	(40%)	26.9	51.1	(47%)
Earning Per Share	$0.26	$0.43	(40%)	$0.30	$0.57	(47%)
Operating Cash Flow (1)	88.4	115.8	(24%)	182.2	206.0	(12%)
Capital Expenditures	32.2	25.8	25%	63.9	41.7	53%
Cash, Cash Equivalents, and Short Term Investments	200.3	107.3	87%	200.3	107.3	87%
Total Debt(1)	118.8	157.1	(24%)	118.8	157.1	(24%)
Weighted Average Shares Issued & Outstanding	89.6	89.3	—%	89.6	89.3	—%
Average Realized Price Per Ounce - Silver	$29.28	$39.11	(25%)	$30.72	$35.42	(13%)
Average Realized Price Per Ounce - Gold	$1,610	$1,504	7%	$1,646	$1,430	15%
Silver Ounces Sold	5.6	4.1	37%	9.9	7.8	27%
Gold Ounces Sold	59,579	49,930	19%	98,464	115,852	(15%)

Net metal sales for the second quarter totaled $254.4 million, higher than both the second quarter of 2011 and the first quarter of 2012. This increase is due primarily to increased silver ounces sold year-over-year and higher gold production at Kensington and Rochester. Average realized prices per ounce of silver and gold were $29.28 and $1,610, respectively, in the second quarter, which were 25% lower and 7% higher, respectively, than the second quarter of 2011. Silver contributed 63.2% of the Company’s total metal sales in the second quarter compared to 68.7% a year ago.

Prior to changes in working capital, Coeur generated $88.4 million in operating cash flow1 in the second quarter of 2012 compared to $115.8 million a year ago. After working capital changes, the Company generated net cash from operating activities of $113.2 million in the second quarter of 2012 compared to $111.1 million in the second quarter of 2011.

Consolidated cash operating costs1 totaled $6.35 per silver ounce for the first half of 2012 compared to $5.69 per silver ounce for the first half of 2011. These higher unit cash operating costs1 are due primarily increased costs of consumables at San Bartolomé in 2012, higher maintenance costs at Palmarejo, and higher costs at Rochester in 2012 due to the resumption of active mining late in 2011.

Coeur reports a non-U.S. GAAP metric of adjusted earnings1 as a measure of operating income, which excludes non-cash fair value adjustments, other non-cash adjustments, deferred taxes and discontinued operations. Second quarter 2012 adjusted earnings1 were $28.0 million, or $0.31 per share. On a U.S. GAAP basis, the Company realized net income of $23.0 million, or $0.26 per share, in the second quarter compared with net income of $38.6 million, or $0.43 per share, in the second quarter of 2011. The earnings reflect non-cash fair value adjustments that increased net income by $16.0 million and decreased net income by $12.4 million in the three months ended June 30, 2012 and 2011, respectively. These fair value adjustments are driven primarily by changing gold prices which impact the estimated future liabilities related to the Palmarejo gold production royalty obligation.

On June 7, 2012, Coeur announced a share repurchase program of up to $100 million of the Company’s common stock. Since the end of the quarter, the Company has finalized a $100 million, four-year revolving credit facility and has provided notice to repay from existing cash the remaining outstanding $68.0 million balance of the Kensington term loan facility.

1.	EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Table 2: Operational Highlights: Production

(silver ounces in thousands)	2Q 2012		2Q 2011		Quarter Variance		YTD 2012		YTD 2011		YTD Variance
	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold
Palmarejo	2,366	31,258	2,370	33,389	—%	(6%)	4,848	62,338	4,100	61,148	18%	2%
San Bartolomé	1,470	—	1,742	—	(16%)	n.a.	3,062	—	3,453	—	(11%)	n.a.
Rochester	713	10,120	333	1,397	114%	624%	1,154	15,412	677	2,848	70%	441%
Martha	108	97	101	112	7%	(13%)	231	181	281	356	(18%)	(49%)
Kensington	—	21,572	—	25,758	n.a.	(16%)	—	29,016	—	49,434	n.a.	(41%)
Endeavor	240	—	215	—	12%	n.a.	488	—	364	—	34%	n.a.

Total	4,897	63,047	4,761	60,656	3%	4%	9,783	106,947	8,875	113,786	10%	(6%)

Additional operating statistics are in the tables in the Appendix.

Table 3: Operational Highlights: Cash Operating Costs Per Ounce 1

	2Q 2012	2Q 2011	Quarter Variance	YTD 2012	YTD 2011	YTD Variance
Palmarejo	$(0.85)	$(3.68)	77%	$(1.58)	$(0.10)	1,480%
San Bartolomé	11.05	8.73	27%	10.62	8.93	19%
Rochester	9.83	4.34	126%	15.00	7.31	105%
Martha	55.07	38.79	42%	50.50	29.60	71%
Endeavor	17.50	20.04	(13%)	17.07	18.85	(9%)

Total	$6.41	$3.39	89%	$6.35	$5.69	12%
Kensington	$1,348	$924	46%	$1,697	$955	78%

Additional operating statistics are in the tables in the Appendix.

Palmarejo, Mexico - Strong Cash Flow

•	Second quarter production totaled 2.4 million ounces of silver and 31,258 ounces of gold, which was consistent with first quarter of 2012 and second quarter 2011 production.

•

Cash operating costs[1] per silver ounce in the second quarter were $(0.85) compared to ($2.27) in the first quarter. Higher costs in the second quarter compared to first quarter 2012 and second quarter 2011 were primarily due to higher maintenance costs and to downtime related to a temporary work stoppage at the mine in May.

•	Sales and operating cash flow[1] totaled $136.4 million and $63.6 million, respectively, in the second quarter. Capital expenditures were $11.2 million.

San Bartolomé, Bolivia - Consistent Performance

•	Silver production totaled 1.5 million ounces in the second quarter; consistent with first quarter production.

•	Cash operating costs[1] per silver ounce were $11.05 compared to $10.21 in the first quarter. Lower ore grade impacted cash operating costs[1] per ounce.

•	Sales and operating cash flow[1] totaled $53.4 million and $24.8 million, respectively, in the second quarter. Capital expenditures were $7.8 million.

1.	EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Kensington, Alaska - Production Accelerating as Costs Drop

•	Second quarter production returned to full-scale, almost tripling over the first quarter to 21,572 ounces of gold.

•	Cash operating costs[1] per gold ounce declined 50% from the first quarter to $1,348 and are expected to reach $900 by year-end.

•	Sustainable production levels are now being achieved and all major improvement projects have been completed.

•	Sales and operating cash flow[1] totaled $21.1 million and $0.6 million, respectively, in the second quarter. Capital expenditures were $9.3 million.

Rochester, Nevada - Rising Production Levels and Lower Costs

•	Second quarter silver production increased over the first quarter by 62% to 712,706 ounces and gold production increased 91% to 10,120 ounces.

•	Cash operating costs[1] in the second quarter declined 58% to $9.83 per silver ounce compared to the first quarter.

•	Sales and operating cash flow[1] totaled $34.2 million and $11.8 million, respectively, in the second quarter. Capital expenditures were $2.9 million.

The Martha mine in the Santa Cruz province of Argentina has continued to experience high operating costs and low production due to a short remaining expected mine life after ten years of production since 2002. The Company expects to cease active mining operations by September 30, 2012, and to commence reclamation activities after mining operations have concluded. Employees affected by the cessation of mining operations are expected to be placed with other mining companies in the region. As previously disclosed, the Company is evaluating strategic and operational alternatives for the Martha mine. As a result, the Company recorded an impairment charge of $4.8 million in the second quarter.

Exploration Highlights

During the second quarter, the Company completed 60,292 meters (197,808 feet) of drilling and trenching in its exploration programs at Palmarejo, Rochester, projects in Argentina, Kensington, San Bartolomé, and the Carrizalillo prospect in Chile. Up to 17 drills were employed by the Company during the second quarter. Coeur’s exploration teams received three awards from the International Society of Mine Safety Professionals in recognition of their commitment to safety.

Donald J. Birak, Senior Vice President of Exploration for Coeur, commented, “On the exploration front, we are enthusiastic about the results from drilling at Palmarejo. The Guadalupe deposit, which is expected to be in production next year, continues to expand and remains open at depth and to the northwest. A new target called La Blanca Norte was defined during the second quarter near the existing Palmarejo operation and it is planned to be aggressively drilled during the remainder of 2012. In addition, we are pleased to announce completion of an upgraded mineral resource estimate for the Joaquin silver-gold project in southern Argentina. We are especially pleased with the safety awards received by our teams in Mexico, Argentina and Chile,” Birak said.

Palmarejo

The Company completed 32,321 meters (106,040 feet) of exploration core drilling in the Palmarejo district. This drilling was divided between targets around the current Palmarejo mine and at the Guadalupe area located approximately six kilometers from the Palmarejo mine. Mineralization at Guadalupe has now been defined over a length of more than 2.5 kilometers (+8,200 feet) from southeast to northwest and remains open to the northwest and at depth. Since the last mineral resource and reserve estimate for Guadalupe was prepared, 100 new core holes have been completed and will be used to prepare a new model of mineral resources and reserves at year-end. Surface drilling commenced on the new La Blanca Norte zone situated immediately northwest of the Palmarejo mill complex. A helicopter-borne geophysical (magnetics) survey was completed over the Company’s entire land holding, which is helping to identify new drill targets.

1.	EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Kensington

Exploration at Kensington consisted of 4,534 meters (14,875 feet) of core drilling. Nearly all of the drilling was devoted to infill drilling of the Raven zone, which is located approximately 670 meters (2,200 feet) due west of the Kensington ore body. In addition, drilling recommenced on the new Kensington South target where drilling encountered veining and alteration similar to that of the main Kensington mine with encouraging gold grades. A helicopter-borne geophysical (magnetics) survey was conducted to help identify future drill targets.

In addition, the Company completed 3,976 meters (13,045 feet) of definition core drilling at Zone 10, which is expected to constitute a major part of the mine plan for the next three years. Assay results from 85 new holes from independent laboratories showed multiple gold-mineralized intervals, ranging from one foot to 34-feet true widths and gold grades from a cutoff grade of 0.1 to over 6.0 ounces per ton. The Company plans to use this data to update the mineral resources and reserves of Zone 10.

Rochester

Drilling at Rochester totaled 14,548 meters (47,730 feet) in 252 holes on the property. Over 80% of this drilling focused on existing Rochester stockpile inventory with the remainder at Northwest Rochester.

San Bartolomé

One hundred new backhoe trenches were completed and sampled at San Bartolomé. In the third quarter, trenching and sampling are planned to shift to new targets due west of the current mining area.

Carrizalillo

An initial program of 3 core holes, totaling 1,328 meters (4,357 feet), was completed at this prospect in north-central Chile. Three prominent zones of hydrothermal alteration with anomalous precious metals detected from past sampling were tested. Results are pending.

Joaquin

A total of 3,450 meters (11,319 feet) of drilling was completed at the Joaquin joint venture property, located approximately 70 kilometers (43 miles) north of the Company’s Martha mine, to complete infill drilling at the La Negra and La Morocha deposits and test new targets on the property. Data from this drilling, and drilling completed in the second half of 2011, were used to update the 2011 resource estimates at La Negra and La Morocha.

As a result, the August 2012 mineral estimate for Joaquin (shown in table 4 below) reflects a 102% increase in contained silver ounces and an 18% increase in contained gold ounces in measured and indicated resources compared to the May 2011 mineral estimate. The estimated silver and gold ounces contained in inferred resources were reduced from May 2011 levels as material was upgraded from the inferred category to measured and indicated categories. The August 2012 resource estimate used metal prices of $30 per silver ounce and $1,500 per gold ounce compared with $20 per silver ounce and $1,300 per gold ounce in May 2011.

The new mineral resource estimate incorporates results from 123 new core drill holes (16,707 meters) designed to upgrade inferred mineral resources in the May 2011 estimate to measured and indicated levels. In addition to the new drilling, results from 43 drill holes (6,231 meters) were received after the model was completed and are expected to be incorporated into the next update in early 2013.

Table 4: Joaquin Project Mineral Resources (100% Basis)

			Average Grade (grams/tonne)		Contained Ounces
August 2012[1,2,3,4]	Classification	Tonnes (000s)	Gold	Silver	Gold	Silver (000)
	Measured	1,800	0.10	95.8	6,000	5,600
	Indicated	11,900	0.10	89.2	36,600	34,100
	Measured & Indicated	13,700	0.10	90.1	42,600	39,700
	Inferred	8,300	0.07	118.3	19,800	31,700

			Average Grade (grams/tonne)		Contained Ounces
May 2011[3,4,5,6,7]	Classification	Tonnes (000s)	Gold	Silver	Gold	Silver (000)
	Measured	—	—	—	—	—
	Indicated	7,200	0.16	85	36,200	19,700
	Measured & Indicated	7,200	0.16	85	36,200	19,700
	Inferred	13,800	0.10	108.1	43,600	48,000

1.	Metal prices used were $30 per silver ounce and $1,500 per gold ounce.
2.	Oxide mineral resources estimated using a cutoff grade of 25 grams per tonne silver and sulfide mineral resources with a cutoff grade of 37 grams per tonne silver within Whittle®-estimated, surface mine, scoping level parameters.
3.	Mineral resources estimated by the consulting firm of NCL Ingeniería y Construcción Ltda. in Santiago, Chile.
4.	Mineral resources that are not mineral reserves have not demonstrated economic viability.
5.	Metal prices used were $20 per silver ounce and $1,300 per gold ounce.
6.	Oxide mineral resources estimated using a cutoff grade of 33 grams per tonne silver equivalent and sulfide mineral resources with a cutoff grade of 51.9 grams per tonne silver equivalent within Whittle®-estimated, surface mine, scoping level parameters.
7.	Silver equivalent = gold grade in grams per tonne times 65 + silver grade in grams per tonne.

2012 Outlook

The Company expects to achieve the high-end of its production guidance for 2012 of 18.5 - 20.0 million ounces of silver and 210,000- 230,000 ounces of gold, and the low-end of its cash operating costs1 guidance for 2012 of $6.50 - $7.50 per silver ounce. Kensington’s cash operating costs1 for the full year 2012 are expected to be unchanged at $1,150 - $1,250 per gold ounce.

Table 5: 2012 Production Outlook

(silver ounces in thousands)	Country	Silver	Gold
Palmarejo	Mexico	8,500-9,000	98,000-108,000
San Bartolomé	Bolivia	6,300-6,700	—
Rochester	Nevada, USA	2,600-2,900	30,000-35,000
Martha	Argentina	700-900	400-500
Endeavor	Australia	400-500	—
Kensington	Alaska, USA	—	82,600-86,500

Total		18,500-20,000	210,000-230,000

1.	EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Conference Call Information

Coeur will hold a conference call to discuss the Company’s second quarter 2012 results at 1 p.m. Eastern time on August 7, 2012.

Dial-In Numbers:	(877) 464-2820 (US and Canada)
(660) 422-4718 (International)
Conference ID:	133 212 42

The conference call and presentation will also be webcast on the Company’s website www.coeur.com. A replay of the call will be available through August 14, 2012.

Replay number:	(855) 859-2056 (US and Canada)
International replay:	(404)537-3406(International)
Conference ID:	133 212 42

Cautionary Statement

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated operating results, production levels, operating costs, and expectations with respect to its Martha mine. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, any failure or delay in obtaining required governmental approvals, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q and Exhibit 99.2 to Coeur’s Current Report on Form 8-K filed June 25, 2012. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Current mineralized material estimates include disputed and undisputed claims at Rochester. While the Company believes it holds a superior position in the ongoing claim dispute, the Company believes an adverse legal outcome would cause it to modify mineralized material estimates. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Donald J. Birak, Coeur’s Senior Vice President of Exploration and a qualified person under Canadian NI 43-101, supervised the preparation of the scientific and technical information concerning Coeur’s mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur’s properties as filed on SEDAR at www.sedar.com.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in public disclosures, such as “measured,” “indicated,” “inferred”

and “resources,” that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC’s website at http://www.sec.gov.

Non-U.S. GAAP Measures

We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including cash operating costs, operating cash flow, adjusted earnings, and EBITDA. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe cash operating costs, operating cash flow, adjusted earnings and EBITDA are important measures in assessing the Company’s overall financial performance.

About Coeur

Coeur d’Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. The Company built and commenced production from three wholly-owned, long-lived mines between 2008 and 2010: the San Bartolomé silver mine in Bolivia, the Palmarejo silver-gold mine in Mexico and the Kensington gold mine in Alaska. Further production has commenced from a new heap leach pad at Coeur’s long-time Rochester silver-gold mine in Nevada. The Company also owns and operates the Martha silver-gold mine in Argentina and owns a non-operating interest in a silver-base metal mine in Australia. Coeur conducts ongoing exploration activities near and within its operating properties in Argentina, Mexico, Alaska, Nevada and Bolivia. In addition, Coeur owns strategic minority shareholdings in seven silver and gold development companies in North and South America.

For Additional Information:

Wendy Yang, Vice President of Investor Relations

(208) 665-0345

Stefany Bales, Director of Corporate Communications

(208) 667-8263

Table 6: Operating Statistics from Continuing Operations:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Silver Operations:
Palmarejo
Tons milled	489,924	414,719	1,018,467	813,459
Ore grade/Ag oz	5.74	7.30	5.94	6.65
Ore grade/Au oz	0.07	0.08	0.07	0.08
Recovery/Ag oz	84.2%	78.3%	80.2%	75.8%
Recovery/Au oz	92.0%	95.2%	92.6%	91.5%
Silver production ounces	2,365,484	2,370,536	4,848,298	4,100,303
Gold production ounces	31,258	33,389	62,338	61,148
Cash operating cost/oz	$(0.85)	$(3.68)	$(1.58)	$(0.10)
Cash cost/oz	$(0.85)	$(3.68)	$(1.58)	$(0.10)
Total production cost/oz	$17.28	$14.16	$15.10	$18.48
San Bartolomé
Tons milled	391,005	378,640	769,109	766,308
Ore grade/Ag oz	4.26	5.24	4.43	5.11
Recovery/Ag oz	88.3%	87.7%	89.8%	88.2%
Silver production ounces	1,470,342	1,741,578	3,061,634	3,452,525
Cash operating cost/oz	$11.05	$8.73	$10.62	$8.93
Cash cost/oz	$12.04	$10.32	$11.76	$10.40
Total production cost/oz	$14.89	$13.51	$14.44	$13.44
Martha
Tons milled	39,199	22,122	73,268	39,940
Ore grade/Ag oz	3.52	5.44	3.94	8.39
Ore grade/Au oz	0.003	0.01	0.004	0.01
Recovery/Ag oz	78.2%	84.0%	79.8%	83.8%
Recovery/Au oz	72.4%	72.4%	68.6%	74.3%
Silver production ounces	107,895	101,122	230,688	281,107
Gold production ounces	97	112	181	356
Cash operating cost/oz	$55.07	$38.79	$50.50	$29.60
Cash cost/oz	$56.21	$40.47	$51.39	$30.86
Total production cost/oz	$62.30	$33.83	$56.74	$30.92
Rochester (A)
Tons milled	2,268,896	—	4,278,414	—
Ore grade/Ag oz	0.63	—	0.59	—
Ore grade/Au oz	0.005	—	0.005	—
Recovery/Ag oz	49.8%	—	45.7%	—
Recovery/Au oz	84.0%	—	74.9%	—
Silver production ounces	712,706	333,432	1,154,043	667,127
Gold production ounces	10,120	1,397	15,412	2,848
Cash operating cost/oz	$9.83	$4.34	$15.00	$7.31
Cash cost/oz	$11.45	$6.88	$16.54	$9.37
Total production cost/oz	$14.66	$8.92	$20.02	$11.22

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Endeavor
Tons milled	201,057	207,388	396,903	374,674
Ore grade/Ag oz	3.31	2.41	3.33	2.23
Recovery/Ag oz	36.1%	42.9%	36.9%	43.5%
Silver production ounces	240,168	214,613	488,126	363,795
Cash operating cost/oz	$17.50	$20.04	17.07	$18.85
Cash cost/oz	$17.50	$20.04	17.07	$18.85
Total production cost/oz	$24.13	$24.07	23.70	$22.93
Gold Operation:
Kensington(B)
Tons milled	97,794	121,565	141,730	227,385
Ore grade/Au oz	0.23	0.23	0.22	0.23
Recovery/Au oz	94.2%	93.0%	94.0%	92.7%
Gold production ounces	21,572	25,758	29,016	49,434
Cash operating cost/oz	$1,348	$924	$1,697	$955
Cash cost/oz	$1,348	$924	$1,697	$955
Total production cost/oz	$1,799	$1,308	$2,260	$1,345
CONSOLIDATED PRODUCTION TOTALS (B)
Total silver ounces	4,896,595	4,761,281	9,782,789	8,864,857
Total gold ounces	63,047	60,656	106,947	113,786
Silver Operations:(C)
Cash operating cost per oz - silver	$6.41	$3.39	$6.35	$5.69
Cash cost per oz - silver	$6.97	$4.19	$6.91	$6.46
Total production cost oz - silver	$17.51	$14.42	$16.88	$16.55
Gold Operation:(D)
Cash operating cost per oz - gold	$1,348	$924	$1,697	$954.78
Cash cost per oz - gold	$1,348	$924	$1,697	$954.78
Total production cost per oz - gold	$1,799	$1,308	$2,260	$1,345
CONSOLIDATED SALES TOTALS (E)
Silver ounces sold	5,601,953	4,133,283	9,892,001	7,792,436
Gold ounces sold	59,579	49,930	98,464	115,852
Realized price per silver ounce	$29.28	$39.11	$30.72	$35.42
Realized price per gold ounce	$1,610	$1,504	$1,646	$1,430

(A)	The Rochester mine recommenced production in the fourth quarter of 2011. The leach cycle at Rochester requires five to ten years to recover gold and silver contained in the ore. The Company estimates the ultimate recovery to be approximately 61% for silver and 92% for gold. However, ultimate recoveries will not be known until leaching operations cease, which is currently estimated for 2017. Current recovery may vary significantly from ultimate recovery. See Critical Accounting Policies and Estimates – Ore on Leach Pad in the Company’s Form 10-K for the year ended December 31, 2011.
(B)	Current production ounces and recoveries reflect final metal settlements of previously reported production ounces.
(C)	Amount includes by-product gold credits deducted in computing cash costs per ounce.
(D)	Amounts reflect Kensington per ounce statistics only.
(E)	Units sold at realized metal prices will not match reported metal sales due primarily to the effects on revenues of mark-to-market adjustments on embedded derivatives in the Company’s provisionally priced sales contracts.

Table 7:

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2012	2011
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$199,397	$175,012
Short term investments	907	20,254
Receivables	70,443	83,497
Ore on leach pad	30,562	27,252
Metal and other inventory	145,144	132,781
Deferred tax assets	2,090	1,869
Restricted assets	456	60
Prepaid expenses and other	22,184	24,218

	471,183	464,943
NON-CURRENT ASSETS
Property, plant and equipment, net	693,026	687,676
Mining properties, net	1,945,763	2,001,027
Ore on leach pad, non-current portion	12,631	6,679
Restricted assets	29,134	28,911
Marketable securities	21,150	19,844
Receivables, non-current portion	45,352	40,314
Debt issuance costs, net	2,738	1,889
Deferred tax assets	132	263
Other	12,401	12,895

TOTAL ASSETS	$3,233,510	$3,264,441

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$66,991	$78,590
Accrued liabilities and other	8,321	13,126
Accrued income taxes	23,929	47,803
Accrued payroll and related benefits	18,119	16,240
Accrued interest payable	1,437	559
Current portion of debt and capital leases	82,708	32,602
Current portion of royalty obligation	63,269	61,721
Current portion of reclamation and mine closure	4,812	1,387
Deferred tax liabilities	53	53

	269,639	252,081
NON-CURRENT LIABILITIES
Long-term debt and capital leases	53,974	115,861
Non-current portion of royalty obligation	150,534	169,788
Reclamation and mine closure	30,531	32,371
Deferred tax liabilities	545,031	527,573
Other long-term liabilities	23,091	30,046

	803,161	875,639
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, 89,901,675 issued at June 30, 2012 and 89,655,124 issued at December 31, 2011	899	897
Additional paid-in capital	2,587,923	2,585,632
Accumulated deficit	(417,885)	(444,833)
Accumulated other comprehensive loss	(10,227)	(4,975)

	2,160,710	2,136,721

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,233,510	$3,264,441

Table 8:

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except share data)
Sales of metal	$254,406	$231,090	$458,970	$430,714
Production costs applicable to sales	(131,823)	(77,102)	(224,377)	(169,576)
Depreciation, depletion and amortization	(61,024)	(57,641)	(113,616)	(107,682)

Gross profit	61,559	96,347	120,977	153,456
COSTS AND EXPENSES
Administrative and general	8,594	1,827	16,190	14,058
Exploration	6,305	4,077	12,872	6,839
Loss on impairment and other	4,813	—	4,813	—

Pre-development, care, maintenance and other	273	11,104	1,341	14,678

Total cost and expenses	19,985	17,008	35,216	35,575

OPERATING INCOME	41,574	79,339	85,761	117,881
OTHER INCOME AND EXPENSE
Loss on debt extinguishments	—	(389)	—	(856)
Fair value adjustments, net	16,039	(12,432)	(7,074)	(17,700)
Interest income and other, net	(3,221)	2,763	1,786	4,664
Interest expense, net of capitalized interest	(7,557)	(9,268)	(14,227)	(18,573)

Total other income and expense, net	5,261	(19,326)	(19,515)	(32,465)

Income before income taxes	46,835	60,013	66,246	85,416
Income tax provision	(23,862)	(21,402)	(39,298)	(34,341)

NET INCOME	$22,973	$38,611	$26,948	$51,075

BASIC AND DILUTED INCOME PER SHARE
Basic income per share:
Net income	$0.26	$0.43	$0.30	$0.57

Diluted income per share:
Net income	$0.26	$0.43	$0.30	$0.57

Weighted average number of shares of common stock
Basic	89,631	89,310	89,611	89,299
Diluted	89,733	89,712	89,777	89,683

Table 9:

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)		(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,973	$38,611	$26,948	$51,075
Add (deduct) non-cash items
Depreciation, depletion and amortization	61,024	57,641	113,616	107,682
Accretion of discount on debt and other assets, net	808	494	1,605	944
Accretion of royalty obligation	5,492	5,770	10,072	11,037
Deferred income taxes	9,690	4,223	17,368	10,093
Loss on debt extinguishment	—	389	—	856
Fair value adjustments, net	(17,759)	13,933	4,018	20,593
Gain (loss) on foreign currency transactions	70	(848)	369	(737)
Share-based compensation	1,033	(3,351)	3,170	4,804
(Gain) loss on sale of assets	264	(1,223)	264	(1,224)
Loss on impairment	4,813	—	4,813	—
Other non-cash charges	(40)	200	(40)	831
Changes in operating assets and liabilities:
Receivables and other current assets	10,319	(8,138)	7,365	(12,979)
Prepaid expenses and other	(2,857)	1,354	1,916	1,335
Inventories	3,097	(23,575)	(21,625)	(36,068)
Accounts payable and accrued liabilities	14,276	25,585	(39,655)	(11,392)

CASH PROVIDED BY OPERATING ACTIVITIES	113,203	111,065	130,204	146,850

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of short term investments and marketable securities	(6,831)	(11,881)	(7,866)	(13,110)
Proceeds from sales and maturities of short term investments	683	2,773	20,701	3,360
Capital expenditures	(32,238)	(25,764)	(63,885)	(41,681)
Other	995	325	1,180	273

CASH USED IN INVESTING ACTIVITIES	(37,391)	(34,547)	(49,870)	(51,158)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes and bank borrowings	—	—	—	27,500
Payments on long-term debt, capital leases, and associated costs	(8,794)	(16,704)	(14,244)	(34,099)
Payments on gold production royalty	(19,287)	(17,441)	(40,660)	(32,059)
Payments on gold lease facility	—	—	—	(13,800)
Additions to restricted assets associated with the Kensington Term Facility	—	—	—	(1,325)
Other	(217)	30	(1,045)	(1,197)

CASH USED IN FINANCING ACTIVITIES	(28,298)	(34,115)	(55,949)	(54,980)

INCREASE IN CASH AND CASH EQUIVALENTS	47,514	42,403	24,385	40,712
Cash and cash equivalents at beginning of period	151,883	64,427	175,012	66,118

Cash and cash equivalents at end of period	$199,397	$106,830	$199,397	$106,830

Table 10:

Operating Cash Flow Reconciliation

(in thousands)	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011

Cash provided by operating activities	$113,203	$17,002	$87,412	$181,911	$111,065
Changes in operating assets and liabilities:
Receivables and other current assets	(10,319)	2,956	(8,904)	10,513	8,138
Prepaid expenses and other	2,857	(4,774)	8,839	8,697	(1,354)
Inventories	(3,097)	24,722	17,574	(23,234)	23,575
Accounts payable and accrued liabilities	(14,276)	53,929	(7,452)	(26,930)	(25,585)

Operating Cash Flow	$88,368	$93,835	$97,469	$150,957	$115,839

Table 11:

EBITDA Reconciliation

(in thousands)	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Net income (loss)	$22,973	$3,975	$11,364	$31,060	$38,611
Income tax provision	23,862	15,436	52,390	27,606	21,402
Interest expense, net of capitalized interest	7,557	6,670	8,222	7,980	9,268
Interest and other income	3,221	(5,007)	4,697	6,610	(2,763)
Fair value adjustments, net	(16,039)	23,113	(19,035)	53,351	12,432
Loss on debt extinguishments	—	—	3,886	784	389
Depreciation and depletion	61,024	52,592	58,166	58,652	57,641

EBITDA	$102,598	$96,779	$119,690	$186,043	$136,980

Table 12:

Adjusted Earnings Reconciliation

(in thousands)	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Net income (loss)	$22,973	$3,975	$11,364	$31,060	$38,611
Share Based Compensation	1,033	2,137	2,861	457	(3,351)
Deferred income tax provision	9,690	7,677	38,614	3,110	4,198
Interest expense, accretion of royalty obligation	5,492	4,580	5,523	4,990	5,770
Fair value adjustments, net	(16,039)	23,113	(19,035)	53,351	12,432
Loss on impairment	4,813	—	—	—	—
Loss on debt extinguishments	—	—	3,886	784	389

Adjusted Earnings (Loss)	$27,962	$41,482	$43,213	$93,752	$58,049

Table 13:

Results of Operations by Mine - Palmarejo

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of Metal	$136.4	$123.7	$134.3	$166.9	$123.7
Production Costs	$62.5	$45.9	$47.0	$64.1	$37.7
EBITDA	$72.3	$76.5	$83.7	$100.4	$84.6
Operating Income	$29.5	$38.8	$38.7	$61.6	$43.0
Operating Cash Flow	$63.6	$81.4	$77.4	$91.2	$81.8
Capital Expenditures	$11.2	$7.2	$12.1	$9.5	$10.3
Gross Profit	$31.1	$40.1	$44.7	$61.6	$44.2
Gross Margin	22.8%	32.4%	33.3%	36.9%	35.7%

	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Underground Operations:
Tons Mined	162,820	158,030	191,966	143,010	144,614
Average Silver Grade (oz/t)	8.91	7.82	8.04	9.36	10.08
Average Gold Grade (oz/t)	0.14	0.11	0.11	0.13	0.14
Surface Operations:
Tons Mined	321,758	347,609	321,881	260,618	276,699
Average Silver Grade (oz/t)	4.14	5.32	5.88	6.56	5.85
Average Gold Grade (oz/t)	0.04	0.04	0.05	0.05	0.06
Processing:
Total Tons Milled	489,924	528,543	505,619	403,978	414,719
Average Recovery Rate – Ag	84.2%	76.8%	77.9%	75.9%	78.3%
Average Recovery Rate – Au	92.0%	93.3%	92.4%	93.6%	95.2%
Silver Production - oz (000’s)	2,365	2,483	2,690	2,251	2,371
Gold Production - oz	31,258	31,081	34,108	29,815	33,389
Cash Operating Costs/Ag Oz	$(0.85)	$(2.27)	$(2.13)	$(1.16)	$(3.68)

Table 14:

Reconciliation of EBITDA for Palmarejo

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of metal	$136.4	$123.7	$134.3	$166.9	$123.7
Production costs applicable to sales	$(62.5)	(45.9)	(47.0)	(64.1)	(37.8)
Administrative and general	$—	—	—	—	—
Exploration	$(1.6)	(1.3)	(2.8)	(2.2)	(1.3)
Care and maintenance and other	$—	—	(0.8)	(0.2)	—
Pre-development	$—	—	—	—	—

EBITDA	$72.3	$76.5	$83.7	$100.4	$84.6

Table 15:

Operating Cash Flow for Palmarejo

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Cash provided by operating activities	$90.5	$63.0	$70.9	$104.7	$62.9
Changes in operating assets and liabilities:
Receivables and other current assets	$(12.5)	5.4	5.7	(0.8)	8.9
Prepaid expenses and other	$0.5	(1.9)	(3.2)	3.4	(0.4)
Inventories	$(11.5)	4.0	9.9	(16.2)	12.0
Accounts payable and accrued liabilities	$(3.4)	8.6	(5.9)	0.1	(1.6)

Operating Cash Flow	$63.6	$79.1	$77.4	$91.2	$81.8

Table 16:

Results of Operations by Mine - San Bartolomé

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of Metal	$53.4	$41.4	$62.8	$102.8	$55.6
Production Costs	$22.8	$13.6	$21.4	$30.1	$14.1
EBITDA	$30.5	$27.7	$41.2	$72.5	$41.4
Operating Income	$26.6	$23.5	$34.9	$66.7	$36.2
Operating Cash Flow	$24.8	$20.8	$28.7	$49.6	$25.7
Capital Expenditures	$7.8	$10.2	$6.5	$4.4	$3.3
Gross Profit	$26.5	$23.5	$35.3	$66.7	$36.3
Gross Margin	49.6%	56.8%	56.2%	64.9%	65.3%

	1Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Tons Milled	391,005	378,104	371,983	428,978	378,640
Average Silver Grade (oz/t)	4.3	4.6	5.4	5.4	5.2
Average Recovery Rate	88.3%	91.2%	90.5%	88.6%	87.7%
Silver Production (000’s)	1,470	1,591	1,997	2,051	1,742
Cash Operating Costs/Ag Oz	$11.05	$10.21	$9.18	$9.32	$8.73

Table 17:

Reconciliation of EBITDA for San Bartolomé

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of metal	$53.4	$41.4	$62.8	$102.8	$55.6
Production costs applicable to sales	(22.8)	(13.6)	(21.4)	(30.1)	(14.1)
Administrative and general	—	—	—	—	—
Exploration	(0.1)	(0.1)	—	(0.1)	(0.1)
Care and maintenance and other	—	—	(0.2)	(0.1)	—
Pre-development	—	—	—	—	—

EBITDA	$30.5	$27.7	$41.2	$72.5	$41.4

Table 18:

Operating Cash Flow for San Bartolomé

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Cash provided by (used in) operating activities	$31.0	$(27.4)	$22.3	$78.1	$38.2
Changes in operating assets and liabilities:
Receivables and other current assets	$(0.7)	2.2	0.2	5.0	1.5
Prepaid expenses and other	$4.4	(2.8)	4.6	0.2	(0.6)
Inventories	$(3.4)	4.7	2.9	(7.2)	4.0
Accounts payable and accrued liabilities	$(6.5)	44.1	(1.3)	(26.5)	(17.4)

Operating Cash Flow	$24.8	$20.8	$28.7	$49.6	$25.7

Table 19:

Results of Operations by Mine - Kensington

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of Metal	$21.1	$10.4	$32.9	$44.2	$26.0
Production Costs	$16.1	$17.1	$31.7	$24.3	$12.8
EBITDA	$4.7	$(6.9)	$0.5	$19.6	$12.8
Operating Income/(Loss)	$(5.0)	$(13.6)	$(6.6)	$10.3	$2.8
Operating Cash Flow	$0.6	$(7.8)	$(4.1)	$14.5	$11.7
Capital Expenditures	$9.3	$10.9	$12.0	$9.2	$7.4
Gross Profit/(Loss)	$(4.7)	$(13.3)	$(5.7)	$10.3	$3.3
Gross Margin	(22.3)%	(127.9)%	(17.3)%	23.3%	12.7%

	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Tons Milled	97,794	43,936	71,700	116,255	121,565
Average Gold Grade (oz/t)	0.23	0.18	0.19	0.24	0.23
Average Recovery Rate	94.2%	93.4%	96.5%	91.7%	93%
Gold Production	21,572	7,444	13,299	25,687	25,758
Cash Operating Costs/Ag Oz	$1,348	$2,709	$1,807	$973	$924

Table 20:

Reconciliation of EBITDA for Kensington

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of metal	$21.1	$10.4	$32.9	$44.2	$26.0
Production costs applicable to sales	(16.1)	(17.1)	(31.7)	(24.3)	(12.8)
Administrative and general	—	—	—	—	—
Exploration	(0.3)	(0.2)	(0.5)	(0.3)	(0.3)
Care and maintenance and other	—	—	(0.2)	—	(0.1)
Pre-development	—	—	—	—	—

EBITDA	$4.7	$(6.9)	$0.5	$19.6	$12.8

Table 21:

Operating Cash Flow for Kensington

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Cash provided by operating activities	$(12.5)	$1.1	$9.3	$8.6	$7.6
Changes in operating assets and liabilities:
Receivables and other current assets	$4.6	(10.3)	(5.1)	5.0	(1.0)
Prepaid expenses and other	$(0.5)	(1.0)	0.5	1.3	0.2
Inventories	$9.9	3.3	(10.1)	(1.3)	8.0
Accounts payable and accrued liabilities	$(0.9)	(0.9)	1.3	0.9	(3.1)

Operating Cash Flow	$0.6	$(7.8)	$(4.1)	$14.5	$11.7

Table 22:

Results of Operations by Mine - Rochester

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of Metal	$34.2	$18.8	$11.1	$17.5	$14.4
Production Costs	$20.8	$9.6	$4.2	$11.4	$5.3
EBITDA	$11.6	$7.2	$3.2	$2.7	$(2.2)
Operating Income/(Loss)	$9.5	$5.5	$4.6	$2.1	$(2.9)
Operating Cash Flow	$11.8	$7.2	$3.4	$2.7	$(3.9)
Capital Expenditures	$2.9	$2.6	$7.7	$13.6	$4.2
Gross Profit	$11.3	$7.6	$5.9	$5.5	$8.5
Gross Margin	33.0%	40.4%	53.2%	31.4%	59.0%

	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Silver Production (000’s)	713	441	373	352	333
Gold Production	10,120	5,292	1,993	1,435	1,397
Cash Operating Costs/Ag Oz	$9.83	$23.35	$37.99	$36.71	$4.34

Table 23:

Reconciliation of EBITDA for Rochester

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of metal	$34.2	$18.8	$11.1	$17.5	$14.4
Production costs applicable to sales	(20.8)	(9.6)	(4.2)	(11.4)	(5.3)
Administrative and general	—	—	—	—	—
Exploration	(1.1)	(0.7)	(1.5)	(0.2)	(0.3)
Care and maintenance and other	(0.7)	(1.3)	(2.2)	(3.2)	(11.0)
Pre-development	—	—	—	—	—

EBITDA	$11.6	$7.2	$3.2	$2.7	$(2.2)

Table 24:

Operating Cash Flow for Rochester

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Cash provided by (used in) operating activities	$10.1	$(7.1)	$(11.4)	$0.9	$(2.1)
Changes in operating assets and liabilities:
Receivables and other current assets	$(0.1)	0.3	(0.2)	0.2	—
Prepaid expenses and other	$(1.0)	1.4	0.7	0.7	0.4
Inventories	$3.9	11.2	14.2	5.9	0.6
Accounts payable and accrued liabilities	$(1.1)	1.4	0.1	(5.0)	(2.8)

Operating Cash Flow	$11.8	$7.2	$3.4	$2.7	$(3.9)

Table 25:

Results of Operations by Mine - Martha

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of Metal	$4.1	$3.6	$2.8	$6.0	$4.8
Production Costs	$7.1	$3.7	$3.9	$8.1	$3.9
EBITDA	$(10.6)	$(3.7)	$(3.3)	$(3.8)	$(0.5)
Operating Loss	$(11.3)	$(4.3)	$(3.0)	$(4.0)	$(0.4)
Operating Cash Flow	$(5.5)	$(5.1)	$(5.0)	$(1.7)	$(0.9)
Capital Expenditures	$0.5	$0.7	$1.4	$1.1	$0.6
Gross Profit/(Loss)	$(3.7)	$(0.7)	$(1.7)	$(2.3)	$1.8
Gross Margin	(90.2)%	(19.4)%	(60.7)%	(38.3)%	37.5%

	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Total Tons Milled	39,199	34,069	37,141	24,086	22,122
Average Silver Grade (oz/t)	3.52	4.43	4.65	5.33	5.44
Average Gold Grade (oz/t)	—	—	0.01	0.01	0.01
Average Recovery Rate – Ag	78.2%	81.4%	75.2%	92.3%	84%
Average Recovery Rate – Au	72.4%	64.6%	74.2%	72.9%	72.4%
Silver Production (000’s)	108	123	130	119	101
Cash Operating Costs/Ag Oz	$55.07	$46.48	$33.75	$39.31	$38.79

Table 26:

Reconciliation of EBITDA for Martha

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of metal	$4.1	$3.6	$2.8	$6.0	$4.8
Production costs applicable to sales	(7.1)	(3.7)	(3.9)	(8.2)	(3.8)
Administrative and general	—	—	—	—	—
Exploration	(2.8)	(3.4)	(2.1)	(1.5)	(1.5)
Care and maintenance and other	(4.8)	(0.2)	(0.1)	(0.1)	—
Pre-development	—	—	—	—	—

EBITDA	$(10.6)	$(3.7)	$(3.3)	$(3.8)	$(0.5)

Table 27:

Operating Cash Flow for Martha

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Cash provided by (used in) operating activities	$(3.3)	$(7.1)	$(3.2)	$0.2	$(3.2)
Changes in operating assets and liabilities:
Receivables and other current assets	(0.6)	3.5	(0.9)	2.3	0.2
Prepaid expenses and other	0.1	(0.1)	(0.3)	0.4	0.1
Inventories	(2.3)	0.4	0.4	(3.3)	0.1
Accounts payable and accrued liabilities	0.6	(1.8)	(1.0)	(1.3)	1.9

Operating Cash Flow	$(5.5)	$(5.1)	$(5.0)	$(1.7)	$(0.9)

Table 28:

Results of Operations by Mine - Endeavor

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of Metal	$5.2	$6.7	$2.8	$6.2	$6.6
Production Costs	$2.6	$2.7	$1.0	$3.2	$3.3
EBITDA	$2.6	$4.0	$1.8	$3.0	$3.3
Operating Income	$1.1	$2.3	$1.1	$2.1	$2.4
Operating Cash Flow	$2.8	$3.5	$2.1	$1.3	$3.6
Capital Expenditures	$—	$—	$—	$—	$—
Gross Profit	$1.1	$2.3	$1.1	$2.1	$2.4
Gross Margin	21.2%	34.3%	39.3%	33.9%	36.4%

	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Silver Production (000’s)	240	248	111	138	215
Cash Operating Costs/Ag Oz	$17.50	$16.64	$14.74	$22.26	$20.04

Table 29:

Reconciliation of EBITDA for Endeavor

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Sales of metal	$5.2	$6.7	$2.8	$6.2	$6.6
Production costs applicable to sales	(2.6)	(2.7)	(1.0)	(3.2)	(3.3)
Administrative and general	—	—	—	—	—
Exploration	—	—	—	—	—
Care and maintenance and other	—	—	—	—	—
Pre-development	—	—	—	—	—

EBITDA	$2.6	$4.0	$1.8	$3.0	$3.3

Table 30:

Operating Cash Flow for Endeavor

in millions of US$	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Cash provided by operating activities	$3.6	$2.5	$2.1	$2.4	$2.5
Changes in operating assets and liabilities:
Receivables and other current assets	(1.7)	1.7	(1.2)	(1.4)	2.7
Prepaid expenses and other	—	—	—	—	—
Inventories	0.2	0.6	0.1	(0.9)	—
Accounts payable and accrued liabilities	0.7	(1.3)	1.1	1.2	(1.6)

Operating Cash Flow	$2.8	$3.5	$2.1	$1.3	$3.6

Table 31:

Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs

Three months ended June 30, 2012

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$(2,009)	$16,249	$29,083	$7,008	$5,942	$4,204	$60,477
Royalties	—	1,457	—	510	124	—	2,091
Production taxes	—	—	—	641	—	—	641

Total cash costs (Non-U.S. GAAP)	$(2,009)	$17,706	$29,083	$8,159	$6,066	$4,204	$63,209

Add/Subtract:
Third party smelting costs	—	—	(2,820)	—	(1,444)	(1,449)	(5,713)
By-product credit	50,363	—	—	16,295	157	—	66,815
Other adjustments	124	117	7	229	26	—	503
Change in inventory	14,060	4,950	(10,165)	(3,931)	2,297	(202)	7,009
Depreciation, depletion and amortization	42,741	4,070	9,719	2,060	631	1,592	60,813

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$105,279	$26,843	$25,824	$22,812	$7,733	$4,145	$192,636

Production of silver (ounces)	2,365,484	1,470,342	—	712,706	107,895	240,168	4,896,595
Cash operating cost per silver ounce	$(0.85)	$11.05	$—	$9.83	$55.07	$17.50	$6.41
Cash costs per silver ounce	$(0.85)	$12.04	$—	$11.45	$56.21	$17.50	$6.97
Production of gold (ounces)	—	—	21,572	—	—	—	21,572
Cash operating cost per gold ounce	$—	$—	$1,348	$—	$—	$—	$1,348
Cash cost per gold ounce	$—	$—	$1,348	$—	$—	$—	$1,348

Table 32:

Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs

Six months ended June 30, 2012

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$(7,652)	$32,502	$49,251	$17,311	$11,649	$8,331	$111,392
Royalties	—	3,493	—	1,119	206	—	4,818
Production taxes	—	—	—	653	—	—	653

Total cash costs (Non-U.S. GAAP)	$(7,652)	$35,995	$49,251	$19,083	$11,855	$8,331	$116,863

Add/Subtract:
Third party smelting costs	—	—	(3,903)	—	(3,418)	(2,238)	(9,559)
By-product credit	102,889	—	—	25,252	298	—	128,439
Other adjustments	368	(77)	14	316	83	—	704
Change in inventory	12,793	463	(12,166)	(14,335)	1,977	(803)	(12,071)
Depreciation, depletion and amortization	80,501	8,289	16,324	3,702	1,151	3,236	113,203

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$188,899	$44,670	$49,520	$34,018	$11,946	$8,526	$337,579

Production of silver (ounces)	4,848,298	3,061,634	—	1,154,043	230,688	488,126	9,782,789
Cash operating cost per silver ounce	$(1.58)	$10.62	$—	$15.00	$50.50	$17.07	$6.35
Cash costs per silver ounce	$(1.58)	$11.76	$—	$16.54	$51.39	$17.07	$6.91
Production of gold (ounces)	—	—	29,016	—	—	—	29,016
Cash operating cost per gold ounce	$—	$—	$1,697	$—	$—	$—	$1,697
Cash cost per gold ounce	$—	$—	$1,697	$—	$—	$—	$1,697

Table 33:

Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs

Three months ended June 30, 2011

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$(8,719)	$15,211	$23,789	$1,446	$3,922	$4,301	$39,950
Royalties	—	2,760	—	578	170	—	3,508
Production taxes	—	—	—	268	—	—	268

Total cash costs (Non-U.S. GAAP)	$(8,719)	$17,971	$23,789	$2,292	$4,092	$4,301	$43,726

Add/Subtract:
Third party smelting costs	—	—	(3,375)	—	(426)	(1,018)	(4,819)
By-product credit	50,188	—	—	2,106	169	—	52,463
Other adjustments	552	376	19	97	76	—	1,120
Change in inventory	(4,252)	(4,221)	(7,588)	846	(162)	(10)	(15,387)
Depreciation, depletion and amortization	41,745	5,182	9,889	584	(748)	865	57,517

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$79,514	$19,308	$22,734	$5,925	$3,001	$4,138	$134,620

Production of silver (ounces)	2,370,536	1,741,578	—	333,432	101,122	214,613	4,761,281
Cash operating cost per silver ounce	$(3.68)	$8.73	$—	$4.34	$38.79	$20.04	$3.39
Cash costs per silver ounce	$(3.68)	$10.32	$—	$6.88	$40.47	$20.04	$4.19
Production of gold (ounces)	—	—	25,758	—	—	—	25,758
Cash operating cost per gold ounce	$—	$—	$924	$—	$—	$—	$924
Cash cost per gold ounce	$—	$—	$924	$—	$—	$—	$924

Table 34:

Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs

Three months ended March 31, 2012

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$(5,643)	$16,253	$20,168	$10,303	$5,708	$4,127	$50,916
Royalties	—	2,036	—	609	82	—	2,727
Production taxes	—	—	—	12	—	—	12

Total cash costs (Non-U.S. GAAP)	$(5,643)	$18,289	$20,168	$10,924	$5,790	$4,127	$53,655

Add/Subtract:
Third party smelting costs	—	—	(1,083)	—	(1,975)	(788)	(3,846)
By-product credit	52,526	—	—	8,957	141	—	61,624
Other adjustments	244	(194)	7	87	57	—	201
Change in inventory	(1,268)	(4,487)	(2,001)	(10,403)	(320)	(601)	(19,080)
Depreciation, depletion and amortization	37,761	4,219	6,604	1,642	520	1,644	52,390

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$83,620	$17,827	$23,695	$11,207	$4,213	$4,382	$144,944

Production of silver (ounces)	2,482,814	1,591,292	—	441,337	122,793	247,958	4,886,194
Cash operating cost per silver ounce	$(2.27)	$10.21	$—	$23.35	$46.48	$16.64	$6.29
Cash costs per silver ounce	$(2.27)	$11.49	$—	$24.75	$47.15	$16.64	$6.85
Production of gold (ounces)	—	—	7,444	—	—	—	7,444
Cash operating cost per gold ounce	$—	$—	$2,709	$—	$—	$—	$2,709
Cash cost per gold ounce	$—	$—	$2,709	$—	$—	$—	$2,709

Table 35:

Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs

Six months ended June 30, 2011

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$(407)	$30,825	$47,199	$4,875	$8,322	$6,859	$97,673
Royalties	—	5,064	—	908	353	—	6,325
Production taxes	—	—	—	468	—	—	468

Total cash costs (Non-U.S. GAAP)	$(407)	$35,889	$47,199	$6,251	$8,675	$6,859	$104,466

Add/Subtract:
Third party smelting costs	—	—	(6,025)	—	(1,799)	(1,581)	(9,405)
By-product credit	88,656	—	—	4,121	508	—	93,285
Other adjustments	773	188	19	138	172	—	1,290
Change in inventory	(13,884)	(7,833)	4,572	2,188	(4,196)	(905)	(20,058)
Depreciation, depletion and amortization	75,411	10,325	19,254	1,098	(157)	1,483	107,414

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$150,549	$38,569	$65,019	$13,796	$3,203	$5,856	$276,992

Production of silver (ounces)	4,100,303	3,452,525	—	667,127	281,107	363,795	8,864,857
Cash operating cost per silver ounce	$(0.10)	$8.93	$—	$7.31	$29.60	$18.85	$5.69
Cash costs per silver ounce	$(0.10)	$10.40	$—	$9.37	$30.86	$18.85	$6.46
Production of gold (ounces)	—	—	49,434	—	—	—	49,434
Cash operating cost per gold ounce	$—	$—	$955	$—	$—	$—	$955
Cash cost per gold ounce	$—	$—	$955	$—	$—	$—	$955